Granite Point Mortgage Trust Inc. Announces
Patrick Halter and Lazar Nikolic Appointed to the
Board of Directors

NEW YORK, January 15, 2025 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company”) today announced that Patrick Halter and Lazar Nikolic have been appointed to the Company’s Board of Directors, effective immediately. Mr. Halter will serve on the Compensation Committee and Mr. Nikolic will serve on the Nominating and Corporate Governance Committee. With the additions of Mr. Halter and Mr. Nikolic, the Granite Point Board now comprises eight directors, seven of whom are independent.

“We are pleased to welcome two new highly qualified independent directors to the Granite Point Board,” said Stephen Kasnet, Chairman of the Granite Point Board of Directors. “Pat’s experience building and growing a preeminent commercial real estate investment management business will be tremendously valuable to the Board, as will Lazar’s investment background in various real estate asset classes and his perspective as a large shareholder. These appointments reflect our commitment to regularly enhancing and refreshing the Board to ensure it is best positioned to advance our shareholders’ interests. We look forward to benefiting from the new directors’ insights as Granite Point navigates the current environment and pursues opportunities to drive profitable growth and shareholder value creation.”

“I have known and admired Granite Point’s CEO, Jack Taylor, for decades. I’m excited to join the Board and help the Company build on its resilient business model and momentum to capture growth opportunities as the market recovers,” said Mr. Halter.

“As one of Granite Point’s significant shareholders, I believe in the value of the business and am confident in the opportunities ahead,” said Mr. Nikolic. “I appreciate the Board’s constructive engagement with shareholders and am eager to work with my fellow board members in furthering shareholder value.”

About Patrick Halter
Patrick Halter is a veteran real estate investment leader who spent more than four decades in various leadership positions with Principal Financial Group, most recently serving, from 2018 to 2024, as President and CEO of Principal Asset Management, its global investment management business, then managing over $650 billion in assets. In that role, he was responsible for overseeing globally the firm’s operations, and its investment and distribution teams. Halter was previously Chief Operating Officer of Principal Global Investors and served on the Board of Principal’s fourteen investment teams. He also served on the Principal Mutual Fund Board and held board responsibilities with various international ventures. Prior to that, Halter was the Chief Executive Officer and Senior Executive Director of Principal Real Estate Investors from 2003 to 2016, where, under his leadership, he and his team built it to a top 10 global real estate manager.

About Lazar Nikolic
Lazar Nikolic is a seasoned real estate investment expert with over two decades of industry experience. Mr. Nikolic co-founded JPL Advisors in 2016 and serves as a Managing Member overseeing the firm’s portfolio management, investment analysis and risk management with a focus in mortgage REITs, equity REITs, closed end funds business development companies, specialty finance companies and special situations. Prior to founding JPL, Mr. Nikolic was a portfolio manager at Adler & Co from 2009 to 2015.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, projections and illustrations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. The illustrative examples herein are forward-looking statements. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2023, under the caption “Risk Factors,” and any subsequent Form 10-Q or other filings made with the SEC. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Contact
Investors: Chris Petta Investor Relations, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

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